787 CUSTOMER SUPPORT DOCUMENT

between

THE BOEING COMPANY

And

AMERICAN AIRLINES, INC.

Supplemental Exhibit CS1 to Purchase Agreement Number 3219

This document contains:

Part 1:                 Boeing Maintenance and Flight Training Programs

Part 2:                 Field and Engineering Support Services

Part 3:                 Technical Information and Materials

Part 4:                 Alleviation or Cessation of Performance

Part 5:	Protection of Proprietary Information and Proprietary Materials

P.A. No. 3219                                                                 CS1 Rev.: 3/23/07
BOEING PROPRIETARY

787 CUSTOMER SUPPORT DOCUMENT

Boeing is pleased to provide to Customer the services and support set forth in this Supplemental Exhibit CS1 will be provided by Boeing to Customer as part of its continuing commitment to the global support of Boeing’s aircraft and products during a period commencing with delivery of the first Aircraft and continuing so long as at least one Aircraft is regularly operated by Customer in commercial air transport service.

PART 1:                             BOEING MAINTENANCE AND FLIGHT TRAINING
PROGRAMS

1.           Boeing Training Programs.

Boeing will provide maintenance training, cabin attendant training, and flight training programs to support the introduction of the Aircraft into service as provided in this Supplemental Exhibit CS1.

1.1           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

1.2           In addition to the training provided in Article 1.1, Boeing will provide to Customer the following training and services:

1.2.1                      [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT];

1.2.2                      [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

1.2.3	Additional Flight Operations Services:

a.	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT];

b.	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
c.	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

2.           Training Schedule and Curricula.

2.1           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

2.2           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

3.           Location of Training.

3.1           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. Customer shall decide on the location or mix of locations for training, subject to space being available in the desired courses at the selected training facility on the dates desired.

3.2           If requested by Customer, Boeing will conduct the classroom portions of the maintenance and flight training (except for the Performance Engineer training courses) at a mutually acceptable alternate training site, subject to the following conditions:

3.2.1                      Customer will provide acceptable classroom space, simulators (as necessary for flight training) and training equipment required to present the courses;

3.2.2                      [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT];
3.2.3                      Customer will reimburse Boeing for, or, subject to the terms and conditions mutually agreed upon prior to Boeing providing the instructors to teach the course, Customer shall provide round-trip transportation for Boeing’s instructors and shipping of training Materials, which must be shipped to the alternate training site.

3.2.4                      [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].  Boeing will use commercially reasonable efforts to notify Customer prior to commencement of training of any such fees, duties, licenses, permits and similar charges of which Boeing has knowledge; and

3.2.5                      Those portions of training that require the use of training devices not available at the alternate site will be conducted at Boeing's facility or at some other alternate site. Customer will be responsible for additional expenses, if any, which result from the use of such alternate site.

4.           Additional Terms and Conditions.

4.1           All training will reflect an airplane configuration defined by (i)  Boeing’s standard configuration specification for 787 aircraft, (ii)  Boeing’s standard configuration specification for the minor model of 787 aircraft selected by Customer, and (iii) any Optional Features selected by Customer from Boeing’s standard catalog of Optional Features. Upon Customer’s request, Boeing may provide training customized to reflect other elements of Customer’s Aircraft configuration subject to a mutually acceptable price, schedule, scope of work and other applicable terms and conditions.

4.2           All training will be provided in the English language. If translation is required for the Customer’s personnel, Customer will provide interpreters.

4.3           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], Boeing will transport Customer’s personnel between their local lodgings and Boeing’s training facility.

4.4           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. These foregoing restrictions will not apply to ferry assistance or revenue service training services (it being agreed that in conjunction with such services, the number of hours each Boeing flight instructor works shall be mutually agreed to and shall be in accordance with FAA rules and regulations).

4.5           Normal Line Maintenance is defined as line maintenance that Boeing might reasonably be expected to furnish for flight crew training at Boeing's facility, and will include ground support and Aircraft storage in the open, but will not include provision of spare parts. Boeing will provide Normal Line Maintenance services for any Aircraft while the Aircraft is used for flight crew training at Boeing's facility in accordance with the Boeing Maintenance Plan (Boeing document D6-82076) and the Repair Station Operation and Inspection Manual (Boeing document D6-25470). Customer will provide such services if flight crew training is conducted elsewhere. Regardless of the location of such training, Customer will be responsible for providing all maintenance items (other than those included in Normal Line Maintenance) required during the training, including, but not limited to, fuel, oil, landing fees and spare parts.

4.6           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

4.7           If the flight training is based at Boeing's facility, several airports in the surrounding area may be used, at Boeing’s option. Unless otherwise agreed in the flight training planning conference, it will be Customer's responsibility to make arrangements for the use of such airports.

4.8           If Boeing agrees to make arrangements on behalf of Customer for the use of airports for flight training, Boeing will pay on Customer's behalf any landing fees charged by any airport used in conjunction with the flight training. At least [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] before flight training, Customer will provide Boeing an open purchase order against which Boeing will invoice Customer for any landing fees Boeing paid on Customer's behalf. The invoice will be submitted to Customer [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], when all landing fee charges have been received and verified. Customer will pay the invoiced amount to Boeing [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

4.9           If requested by Boeing, in order to provide the flight training or ferry flight assistance, Customer will make available to Boeing an Aircraft after delivery to familiarize Boeing instructor or ferry flight crew personnel with such Aircraft. If flight of the Aircraft is required for any Boeing instructor or ferry flight crew member to maintain an FAA license for flight proficiency or landing currency, Boeing will be responsible for the costs of fuel, oil, landing fees and spare parts attributable to that portion of the flight.

P.A. No. 3219                                                            CS1                                                                     Rev.: 3/23/07
BOEING PROPRIETARY
1 -

787 CUSTOMER SUPPORT DOCUMENT

PART 2:                      FIELD AND ENGINEERING SUPPORT SERVICES

1.           Field Service Representation.

Boeing will furnish field service representation to advise Customer with respect to the maintenance and operation of the Aircraft (Field Service Representatives).

1.1           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

1.2           When a Field Service Representative is positioned at Customer’s facility, Customer will provide, at no charge to Boeing, suitable furnished office space and office equipment, including internet capability for electronic access of data, at the location where Boeing is providing Field Service Representatives. As required, Customer will assist each Field Service Representative with visas, work permits, customs, mail handling, identification passes and formal introduction to local airport authorities.

1.3           Boeing’s Field Service Representatives are assigned to various airports and other locations around the world. Whenever Customer's Aircraft are operating through any such airport, the services of Boeing's Field Service Representatives are available to Customer.

1.4           Boeing may from time to time, with Customer’s agreement, provide additional support services in the form of Boeing personnel visiting Customer’s facilities to work with Customer’s personnel in an advisory capacity.

2.           Engineering Support Services.

2.1           Boeing will, if requested by Customer, provide technical advisory assistance from the Seattle area or at a base designated by Customer as appropriate for any Aircraft or Boeing Product (as defined in Part 1 of Exhibit C of the AGTA). Technical advisory assistance, provided, will include:

2.1.1                      Analysis of the information provided by Customer to determine the probable nature and cause of operational problems and suggestion of possible solutions;

2.1.2                      Analysis of the information provided by Customer to determine the nature and cause of unsatisfactory schedule reliability and the suggestion of possible solutions;

2.1.3                      Analysis of the information provided by Customer to determine the nature and cause of unsatisfactory maintenance costs and the suggestion of possible solutions;

2.1.4                      Analysis and commentary on Customer's engineering releases relating to structural repairs not covered by Boeing's Structural Repair Manual including those repairs requiring advanced composite structure design;

2.1.5                      Analysis and commentary on Customer's engineering proposals for changes in, or replacement of, systems, parts, accessories or equipment manufactured to Boeing's detailed design. Boeing will not analyze or comment on any major structural change unless Customer's request for such analysis and comment includes complete detailed drawings, substantiating information (including any information required by applicable government agencies), all stress or other appropriate analyses, and a specific statement from Customer of the substance of the review and the response requested;

2.1.6                      Evaluation of Customer's technical facilities, tools and equipment for servicing and maintaining 787 aircraft, recommendation of changes where necessary and assistance in the formulation of an initial maintenance plan for the introduction of the first Aircraft into service;

2.1.7                      Assistance with the analysis and preparation of performance data to be used in establishing operating practices and policies for Customer’s operation of Aircraft;

2.1.8                      Assistance with interpretation of the minimum equipment list, the definition of the configuration deviation list and the analysis of individual Aircraft performance;

2.1.9                      Assistance with solving operational problems associated with delivery and route-proving flights;

2.1.10  Information regarding significant service items relating to Aircraft performance or flight operations;

2.1.11                      [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT],

2.1.12                      [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

2.2           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]:

2.2.1                      Boeing may rely upon the commitment authority of the Customer's personnel requesting the work.

2.2.2                      As title and risk of loss has passed to Customer, the insurance provisions of Article 8.2 of the AGTA apply.

2.2.3                      The provisions of the Boeing warranty in Part 2 of Exhibit C of the AGTA apply.

2.2.4                      Customer will pay Boeing for requested work not covered by the Boeing warranty, if any.

2.2.5                      The DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions in Article 11 of Part 2 of Exhibit C of the AGTA apply.

2.3           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

P.A. No. 3219                                                            CS1                                                                     Rev.: 3/23/07
BOEING PROPRIETARY
2 -

787           CUSTOMER SUPPORT DOCUMENT

PART 3:                      TECHNICAL INFORMATION AND MATERIALS

1.           General.

Materials are defined as any and all items that are created by Boeing or a third party, which are provided directly or indirectly from Boeing and serve primarily to contain, convey or embody information. Materials may include either tangible embodiments (for example, documents or drawings), or intangible embodiments (for example, software and other electronic forms) of information but excludes Aircraft Software. Aircraft Software is defined as software that is installed on and used in the operation of the Aircraft.

Customer Information is defined as that data provided by Customer to Boeing which falls into one of the following categories: (i) aircraft operational information (including, but not limited to, flight hours, departures, schedule reliability, engine hours, number of aircraft, aircraft registries, landings, and daily utilization and schedule interruptions for Boeing model aircraft); (ii) summary and detailed shop findings data; (iii) aircraft readiness log data; (iv) non-conformance reports; (v) line maintenance data; (vi) airplane message data, (vii) scheduled maintenance data, and (viii) service bulletin incorporation.

           Upon execution by Customer of Boeing’s standard form Customer Services General Terms Agreement and Supplemental Agreement for Electronic Access Boeing will provide to Customer through electronic access certain Materials to support the maintenance and operation of the Aircraft. Such Materials will, if applicable, be prepared generally in accordance with Air Transport Association of America (ATA) iSpec 2200, entitled "Information Standards for Aviation Maintenance" not covered by iSpec 2200 will be provided in a structure suitable for the Material’s intended use. Materials will be in English and in the units of measure used by Boeing to manufacture an Aircraft.

2.           Materials Planning Conferences.

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

3.           Technical Data and Maintenance Information.

Boeing will provide technical data and maintenance information equivalent to that traditionally provided in the following manuals and documents. The format for this data and information is not yet determined in all cases. Whenever possible, Boeing will provide such data and information through electronic access.

a)	Flight Operations Information.
Airplane Flight Manual
Operations Manual and Checklist
Weight and Balance Manual
Dispatch Deviation Procedures Guide and Master Minimum Equipment List
Flight Crew Training Manual
Fault Reporting Manual
Performance Engineer's Manual
Jet Transport Performance Methods
FMC Supplemental Data Document
Operational Performance Software
ETOPS Guide Vol. III
Flight Planning and Performance Manual

b)	Maintenance Information.
Maintenance Manual
Wiring Diagram Manual
Systems Schematics Manual
Structural Repair Manual
Component Maintenance Manual
Standard Overhaul Practices Manual
Standard Wiring Practices Manual
Non-Destructive Test Manual
Service Bulletins and Index
Corrosion Prevention Manual
Fault Isolation Manual
Power Plant Buildup Manual (except Rolls Royce)
All Operators Letters
Service Letters
Structural Item Interim Advisory
Combined Index
Maintenance Tips
Configuration Data Base Generator User Guide
Production Management Data Base
Baggage/Cargo Loading Manual

c)	Maintenance Planning.
Maintenance Review Board Report
Maintenance Planning Data Document
Maintenance Task Cards and Index
Maintenance Inspection Intervals Report
ETOPS Guide Vol. II
Configuration Maintenance and Procedures for Extended Range Operations

d)           Spares Information.
Illustrated Parts Catalog
Standards Books

e)           Airplane & Airport Information.
Facilities and Equipment Planning Document
Special Tool & Ground Handling Equipment Drawings & Index
Supplementary Tooling Documentation
Illustrated Tool and Equipment List/Manual
Aircraft Recovery Document
Airplane Characteristics for Airport Planning Document
Airplane Rescue and Fire Fighting Document
Engine Ground Handling Document
ETOPS Guide Vol. I

f)           Shop Maintenance.
Service Bulletins
Component Maintenance Manuals and Index
Publications Index
Product Support Supplier Directory
Supplier Product Support and Assurance Agreements

g)           Fleet Statistical Data and Reporting.
Fleet Message and Fault Data views, charts, and reports

4.           Advance Representative Materials.

Boeing will select all advance representative Materials from available sources and whenever possible will provide them through electronic access. Such advance Materials will be for advance planning purposes only.

5.           Customized Materials.

All customized Materials will reflect the configuration of each Aircraft as delivered.

6.           Revisions.

6.1           The schedule for updating certain Materials will be identified in the planning conference. Such updates will reflect changes to Materials developed by Boeing.

7.           Supplier Technical Data.

7.1           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

7.2           The provisions of this Article will not be applicable to items of BFE.

7.3           Boeing will furnish to Customer a document identifying the terms and conditions of the product support agreements between Boeing and its suppliers requiring the suppliers to fulfill Customer's requirements for information and services in support of the Aircraft.  Boeing will provide revisions to such document from time to time.

8.           Buyer Furnished Equipment Data.

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

9.           Customer's Shipping Address.

From time to time Boeing may furnish certain Materials or updates to Materials by means other than electronic access. Customer will specify a single address and Customer shall promptly notify Boeing of any change to that address. Boeing will pay the reasonable shipping costs of the Materials. Customer is responsible for any customs clearance charges, duties, and taxes.

P.A. No. 3219                                                                 CS1 Rev.: 3/23/07
BOEING PROPRIETARY
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787 CUSTOMER SUPPORT DOCUMENT

PART 4:                      ALLEVIATION OR CESSATION OF PERFORMANCE

Boeing will not be required to provide any services, training or other things at a facility designated by Customer if any of the following conditions exist:

1.	a labor stoppage or dispute at such facility is in progress involving Customer;

2.	wars or warlike operations, riots or insurrections in the country where the facility is located;

3.	any condition at the facility which, in the opinion of Boeing, is detrimental to the general health, welfare or safety of its personnel or their families;

4.
the United States Government refuses permission to Boeing personnel or their families to enter into the country where the facility is located, or recommends that Boeing personnel or their families leave the country.

Boeing will not be required to provide any Materials, services, training or other things at a facility designated by Customer if the United States Government refuses permission to Boeing to deliver such Materials, services, training or other things to the country where the facility is located.

After the location of Boeing personnel at the facility, Boeing further reserves the right, upon the occurrence of any of such events, to immediately and without prior notice to Customer relocate its personnel and their families.

P.A. No. 3219                                                                 CS1 Rev.: 3/23/07
BOEING PROPRIETARY
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787 CUSTOMER SUPPORT DOCUMENT

PART 5:                      PROTECTION OF PROPRIETARY INFORMATION
AND PROPRIETARY MATERIALS

1.           General.

All Materials provided by Boeing to Customer and not covered by a Boeing CSGTA or other agreement between Boeing and Customer defining Customer's right to use and disclose the Materials and included information will be covered by and subject to the terms of the AGTA as amended by the terms of the Purchase Agreement. Title to all Materials containing, conveying or embodying confidential, proprietary or trade secret information (Proprietary Information) belonging to Boeing or a third party (Proprietary Materials), will at all times remain with Boeing or such third party. Customer will treat all Proprietary Materials and all Proprietary Information in confidence and use and disclose the same only as specifically authorized in the AGTA as amended by the terms of the Purchase Agreement.

2.           License Grant.

2.1           So long as Customer owns and operates at least one 787 Aircraft, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2.2           [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

P.A. No. 3219                                                                 CS1                                                                 Rev.: 3/23/07
BOEING PROPRIETARY
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3.           Use of Proprietary Materials and Proprietary Information.

Customer is authorized to use Proprietary Materials and Proprietary Information for the purpose of: (a) operation, maintenance, repair, or modification of Customer's Aircraft for which the Proprietary Materials and Proprietary Information have been specified by Boeing and (b) development and manufacture of training devices and maintenance tools for use by Customer (c) the manufacture or redesign of any spare part when permitted under the provisions of the Customer Services General Terms Agreement between Boeing and Customer, and then only to the extent expressly permitted therein.  Upon the resale or lease of any Aircraft by Customer, the purchaser or lessee of such Aircraft may receive from Customer and may use any Documents furnished hereunder, subject, however, to the foregoing limitations and any applicable requirements of Article 9 of the AGTA.

4.           Providing of Proprietary Materials to Contractors.

Customer is authorized to provide Proprietary Materials to Customer's contractors for the sole purpose of (a) maintenance, repair, or modification of Customer's Aircraft for which the Proprietary Materials have been specified by Boeing. In addition, Customer may provide Proprietary Materials to Customer's contractors for the sole purpose of (b) developing and manufacturing training devices (c) manufacture or redesign of any spare part when permitted under the provisions of the Customer Services General Terms Agreement between Boeing and Customer, and then only to the extent expressly permitted therein; and (d) developing training programs as contemplated by Part 1 Section 4 herein and (e) maintenance tools for Customer's use. Before providing Proprietary Materials to its contractor, Customer will first obtain a written agreement from the contractor by which the contractor agrees (a) to use the Proprietary Materials only on behalf of Customer, (b) to be bound by all of the restrictions and limitations of this Part 5, and (c) that Boeing is a third party beneficiary under the written agreement. Customer agrees to provide copies of all such written agreements to Boeing upon request, and Customer will cooperate with all reasonable requests of Boeing in connection with enforcing any breach of those agreements by a contractor. A sample agreement acceptable to Boeing is attached as Appendix V to the AGTA.

5.           Providing of Proprietary Materials and Proprietary Information to Regulatory Agencies.

5.1           When and to the extent required by a government regulatory agency having jurisdiction over Customer or an Aircraft, Customer is authorized to provide Proprietary Materials and to disclose Proprietary Information to the agency for use in connection with Customer's operation, maintenance, repair, or modification of such Aircraft. Customer agrees to take all reasonable steps to prevent the agency from making any distribution, disclosure, or additional use of the Proprietary Materials and Proprietary Information provided or disclosed. Customer further agrees to notify Boeing immediately upon learning of any (a) distribution, disclosure, or additional use by the agency, (b) request to the agency for distribution, disclosure, or additional use, or (c) intention on the part of the agency to distribute, disclose, or make additional use of Proprietary Materials or Proprietary Information.

5.2           In the event of an Aircraft or Aircraft systems-related incident, the Customer may suspend, or block access to Customer Information pertaining to its Aircraft or fleet. Such suspension may be for an indefinite period of time.

6.           Training Materials.

Training Materials will be provided for each student.  Such Materials may be used only for either (i) the individual student’s reference or (ii) Customer’s provision of training to individuals directly employed by the Customer.

P.A. No. 3219                                                                 CS1                                                                 Rev.: 3/23/07
BOEING PROPRIETARY
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